                                                                   Exhibit 10.19


                              EMPLOYMENT AGREEMENT


         AGREEMENT by and between Sonus Networks, Inc., a Delaware corporation (the "Parent"), telecom technologies, inc., a Texas corporation (the "Company") and Anousheh Ansari (the "Executive"), dated as of the second day of November, 2000.

         WHEREAS, pursuant to that certain Agreement and Plan of Merger and Reorganization, dated as of November 2, 2000, by and among the Company, a wholly owned subsidiary of Parent ("Merger Subsidiary"), and Parent (the "Merger Agreement"), Merger Subsidiary will merge with and into the Company (the "Merger") and the Company shall be the surviving corporation;

         WHEREAS, the Company has determined that it is in the best interests of the Company and its shareholders to assure that the Company will have the dedicated employment of the Executive pending the Merger and to provide the Company, which will be the surviving corporation after the Merger, with continuity of management;

         WHEREAS, pursuant to the Merger Agreement Parent is acquiring the Company and issuing to its stockholders an aggregate of 9.6 million shares of common stock, $0.001 par value per share ("Parent Common Stock"), and, should certain conditions relating to the performance of the Company be satisfied after the effectiveness of the Merger by the Company, the Company's stockholders will receive up to an additional 5.4 million shares of Parent Common Stock;

         WHEREAS, the Executive is one of the founders and the principal stockholders of the Company, and has been, and will continue to be, integral to the success of the Company and will be responsible for key management decisions concerning the Company;

         WHEREAS, the Executive and Parent agree and acknowledge that the future success and value of the Company is largely dependant upon the Executive contributing to the development and growth of the Company after the Merger has been consummated, and that the Parent is not willing to consummate the Merger unless the Executive agrees to be bound by the terms of this Agreement;

         WHEREAS, Parent and the Executive acknowledge that if the Executive's employment hereunder terminates under certain circumstances described herein, it would result in severe injury and damage to the Company and Parent; and

         WHEREAS, the Executive is willing to provide the services described in this Agreement on the terms and conditions set forth herein, and Parent is willing to employ executive on such basis;

         NOW, THEREFORE, FOR GOOD AND VALUABLE CONSIDERATION, RECEIPT OF WHICH IS HEREBY ACKNOWLEDGED, IT IS HEREBY AGREED AS FOLLOWS:

         1. EFFECTIVE DATE. The "Effective Date" shall mean the date on which the Effective Time of the Merger (as defined in the Merger Agreement) occurs.

         2. EMPLOYMENT PERIOD. The Company hereby agrees to employ the Executive, and the Executive hereby agrees to enter into the employ of the Company subject to the terms and conditions of this Agreement, for the period commencing on the Effective Date and ending on January 1, 2003 (the "Employment Period"), unless sooner terminated in accordance with Section 4 hereof. If the Merger Agreement is terminated prior to the consummation of the Merger, this Agreement shall be of no force and effect. From and after the Employment Period, the Executive shall be an "at-will" employee of the Company.


         3. TERMS OF EMPLOYMENT. (a) POSITION AND DUTIES. (i) During the Employment Period, (A) the Executive shall serve as a senior executive of the Parent with the title of General Manager and Vice President responsible for the business division of the Parent conducting the business of the Company, with such authority, duties and responsibilities as are assigned to the "Manager" in the Management Covenants contained in Section 10.8 of the Merger Agreement (the "Management Covenants"), which covenants and obligations of the Company and the Parent are incorporated by reference in their entirety into this Agreement, to the extent that the Executive remains the Manager, (B) the Executive shall report directly to the Chief Executive Officer of the Parent, and (C) the Executive's services shall be performed at the Company's principal executive offices, which shall be at the location of such offices as of the Effective Date, or within 30 miles of such location.

         (ii) During the Employment Period, and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive agrees to devote her attention and time during normal business hours to the business and affairs of the Company and, to the extent necessary to discharge the responsibilities assigned to the Executive hereunder, to use the Executive's reasonable best efforts to perform faithfully and efficiently such responsibilities. During the Employment Period it shall not be a violation of this Agreement for the Executive to (A) serve on corporate, civic or charitable boards or committees (B) deliver lectures, fulfill speaking engagements, or, subject to the policies generally applicable to similarly situated executives of the Parent, if any, that may be adopted by the Board of Directors of the Parent, teach at educational institutions and (C) manage personal investments, so long as such activities do not interfere (other than incidentally) with the performance of the Executive's responsibilities as an employee of the Company in accordance with this Agreement or violate any of the other terms and conditions hereof, including those of Section 8 below. It is expressly understood and agreed that to the extent that any such activities have been conducted by the Executive prior to the Effective Date and are listed on Schedule 3(ii) hereto, the continued conduct of such activities subsequent to the Effective Date shall not thereafter be deemed to significantly interfere with the performance of the Executive's responsibilities to the Company and, in the case of the continued conduct of such activities, shall not be treated as a violation of Section 8(a)(i).

         (b) COMPENSATION. (i) BASE SALARY. During the Employment Period, the Executive shall receive a minimum annual base salary of not less than $150,000 (the "Annual Base Salary"). Any increase in Annual Base Salary shall not serve to limit or reduce any other obligation to the Executive under this Agreement.

             (ii) ANNUAL BONUS. With respect to each of the calendar years ending during the Employment Period, the Executive shall receive an annual cash bonus to be determined on the same basis as the Parent determines annual bonuses for its senior executives (the "Annual Bonus"), which Annual Bonus shall be paid in accordance with the Parent's practices for senior executives as in effect from time to time.


             (iii) RETENTION STOCK AWARD. Effective as of the Effective Time, the Parent shall grant the Executive a retention stock award for 750,000 shares of Parent Common Stock (the "Retention Stock Award") pursuant to the Parent's 2000 Retention Plan, a copy of which is attached as Exhibit A hereto. As of the Effective Date, the Executive and the Company shall enter into a Retention Stock Award agreement substantially in the form attached hereto as Exhibit B.


             (iv) EXECUTIVE BENEFITS. During the Employment Period, except as otherwise expressly provided herein, the Executive shall be entitled to participate in all employee benefit, welfare, performance, fringe benefit and other plans, practices, policies and programs applicable to senior executives of the Parent.

             (v) EXPENSES. During the Employment Period, the Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Executive in accordance with the policies of the Parent applicable to its senior executives of the Parent.

             (vi) VACATION. During the Employment Period, the Executive shall be entitled to paid vacation in accordance with the plans, policies, programs and practices of the Parent applicable to senior executives of the Parent.

             (vii) INDEMNITY. The Executive shall be indemnified by the Parent against claims arising in connection with the Executive's status as an employee, officer, director or agent of the Company, the Parent or their affiliates in accordance with the Parent's indemnity policies for its senior executives to the full extent permitted by the Parent's or Company's Charter and By-laws.

         4. TERMINATION OF EMPLOYMENT. (a) DEATH OR DISABILITY. The Executive's employment shall terminate automatically upon the Executive's death during the Employment Period. If the Parent determines in good faith that the Disability of the Executive has occurred during the Employment Period (pursuant to the definition of Disability set forth below), it may give to the Executive written notice in accordance with Section 11(b) of this Agreement of its intention to terminate the Executive's employment. In such event, the Executive's employment with the Company shall terminate effective on the 30th day after receipt of such notice by the Executive (the "Disability Effective Date"), provided that, within the 30 days after such receipt, the Executive shall not have returned to full-time performance of the Executive's duties. For purposes of this Agreement, "Disability" shall mean the absence of the Executive from the Executive's duties with the Company on a full-time basis for 180 consecutive business days as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Parent or its insurers and acceptable to the Executive or the Executive's legal representative.

         (b) CAUSE. The Company and the Parent may terminate the Executive's employment during the Employment Period for Cause. For purposes of this Agreement, "Cause" shall mean:

             (i) the continued failure of the Executive to perform substantially the Executive's duties with the Company, including refusal to obey any lawful resolution of or direction by the Board which is consistent with her duties hereunder and not inconsistent with the terms of the Management Covenants (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Executive by the Chief Executive Officer of the Parent or the Board of Directors of the Parent that specifically identifies the manner in which the Chief Executive Officer or the Board believes that the Executive has not substantially performed the Executive's duties and the Executive has failed to cure such failure after a period of 30 days following the Executive's receipt of such written demand, or

             (ii) the willful engaging by the Executive in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company or the Parent, or

             (iii) the commission by the Executive of an act of fraud, embezzlement or misappropriation against the Company or involving the Company's property which is demonstrably injurious to the Company or the Parent, or

             (iv) conviction of a felony or guilty or nolo contendere plea by the Executive with respect thereto, or

             (v) a willful violation of the covenants contained in Section 8 hereof which is materially and demonstrably injurious to the Company or the Parent and is not remedied by the Executive within 30 days after receipt of notice thereof given by the Company or the Parent.

For purposes of this provision, no act or failure to act, on the part of the Executive, shall be considered "willful" unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive's action or omission was in the best interests of the Company and the Parent. Any act, or failure to act, based upon the instructions of the Chief Executive Officer of the Parent or the Board of Directors of the Parent shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Company. The Executive may be terminated for Cause only pursuant to a resolution affirmatively adopted by at least a majority of the entire Board of Directors of the Parent, at a meeting of the Board of Directors of the Parent called and held for such purpose (after reasonable notice is provided to the Executing and the Executive is given an opportunity to be heard before the Board of Directors of the Parent).

         (c) GOOD REASON. The Executive's employment may be terminated by the Executive for Good Reason. For purposes of this Agreement, "Good Reason" shall mean in the absence of a written consent of the Executive:

             (i) any failure by the Company or the Parent to comply with any of the provisions of Section 3(b) of this Agreement, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company or the Parent promptly after receipt of notice thereof given by the Executive, or

             (ii) the Company's or the Parent's failure to comply with the terms of the Management Covenants, other than a breach which is remedied by the Company or the Parent not more than 30 days after receipt of "Notice of Alleged Breach" (as defined in the Management Covenants) given by the Executive in accordance with the terms of Section 10.8 of the Merger Agreement, or

             (iii) the Company or the Parent's failure to comply in all material respects with the terms of Section 2 of the Escrow Agreement relating to the release or other terms and conditions of the Executive's escrowed shares of Parent Common Stock held for the benefit of the Executive, or

             (iv) the Parent's requiring the Executive to be based at any office or location other than that provided in Section 3(a)(i)(C) hereof, or

             (v) any purported termination by the Parent of the Executive's employment other than as expressly permitted by this Agreement, or

             (vi) any failure by the Company to comply with and satisfy Section 10(c) of this Agreement.

For purposes of this definition of Good Reason, the Executive shall provide the Parent with written notice setting forth the basis for the Good Reason and give the Parent 30 days to cure such basis, provided that, with respect to clause
(ii) above, the Executive's delivery of the Notice of Alleged Breach shall satisfy the 30 day notice requirement hereunder.

         (d) NOTICE OF TERMINATION. Any termination by the Company or the Parent for Cause, or by the Executive for Good Reason, shall be communicated by Notice of Termination to the other party or parties hereto given in accordance with
Section 11(b) of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than thirty days after the giving of such notice). The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Executive, the Company or the Parent, respectively, hereunder or preclude the Executive, the Company or the Executive, respectively, from asserting such fact or circumstance in enforcing the Executive's, the Parent's or the Company's rights hereunder.

         (e) DATE OF TERMINATION. "Date of Termination" means (i) if the Executive's employment is terminated by the Company or the Parent for Cause, or by the Executive for Good Reason, the date of receipt of the Notice of Termination or any later date specified therein within 30 days of such notice, as the case may be, (ii) if the Executive's employment is terminated by the Company or the Parent other than for Cause or Disability, the Date of Termination shall be the date on which the Company or the Parent notifies the Executive of such termination and (iii) if the Executive's employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of the Executive or the Disability Effective Date, as the case may be.

         5. OBLIGATIONS OF THE COMPANY UPON TERMINATION. (a) GOOD REASON; OTHER THAN FOR CAUSE, DEATH OR DISABILITY. If, during the Employment Period, the Company or the Parent shall terminate the Executive's employment other than for Cause or Disability or the Executive shall terminate employment for Good Reason:

             (i) the Company shall pay to the Executive the following amounts:

               A. an immediate lump-sum payment equal to the sum of (1) the Executive's Annual Base Salary earned through the Date of Termination,
          (2) any Annual Bonus amounts earned but unpaid with respect to a calendar year ending prior to the Date of Termination, and (3) any compensation previously deferred by the Executive (together with any accrued interest or earnings thereon), in each case to the extent not theretofore paid (the sum of the amounts described in clauses (1), (2) and (3), shall be hereinafter referred to as the "Accrued Obligations"); and

               B. any additional severance amounts and benefits payable to senior executives of the Parent in accordance with the Parent's most favorable policies and procedures or, if greater, an immediate lump sum payment equal to the Executive's Annual Base Salary for the remainder of the Employment Period; and

             (ii) any lockup agreement with respect to shares of Parent Common Stock to be entered into pursuant to Section 6 of the Registration Rights Agreement to be entered into by the Parent and the Executive, among others, pursuant to the Merger Agreement, shall expire; and

             (iii) the Retention Stock Award shall immediately and fully vest and become free of restrictions without regard to the achievement of the Performance Goals; and

             (iv) to the extent not theretofore paid or provided, the Company shall timely pay or provide to the Executive any other amounts or benefits required to be paid or provided or which the Executive is eligible to receive under any plan, program, policy or practice or contract or agreement of the Company or the Parent through the Date of Termination (such other amounts and benefits shall be hereinafter referred to as the "Other Benefits").

         (b) DEATH. If the Executive's employment is terminated by reason of the Executive's death during the Employment Period, this Agreement shall terminate without further obligations to the Executive's legal representatives under this Agreement, other than for payment of Accrued Obligations, and the timely payment or provision of Other Benefits and the continuation of the Retention Stock Award pursuant to its terms. In addition, all restriction on the transfer of Parent Common Stock held by the Executive, including any restrictions on transfer (but not any other conditions on issuance or release of such shares, except as provided in another applicable agreement) set forth in the Registration Rights Agreement, the Merger Agreement and any escrow agreement, shall immediately lapse in full. Accrued Obligations shall be paid to the Executive's estate or beneficiary, as applicable, a lump sum in cash within 30 days of the Date of Termination with the Parent's policies. With respect to the provision of Other Benefits, the term Other Benefits as utilized in this Section 5(b) shall include death benefits offered by the Parent as in effect on the date of the Executive's death.

         (c) DISABILITY. If the Executive's employment is terminated by reason of the Executive's Disability during the Employment Period, this Agreement shall terminate without further obligations to the Executive, other than for payment of Accrued Obligations, the timely payment or provision of Other Benefits, and the continuation of the Retention Stock Award pursuant to its terms. In addition, all restrictions on the transfer of Parent Common Stock held by the Executive, including any restrictions on transfer (but not any other conditions on issuance or release of such shares, except as provided in another applicable agreement) set forth in the Registration Rights Agreement, the Merger Agreement and any escrow agreement, shall immediately lapse in full. Accrued Obligations shall be paid to the Executive in a lump sum in cash within 30 days of the Date of Termination. With respect to the provision of Other Benefits, the term Other Benefits as utilized in this Section 5(c) shall include, and the Executive shall be entitled after the Disability Effective Date to receive, disability and other benefits as in effect at any time thereafter with respect to senior executives of the Parent.

         (d) CAUSE; OTHER THAN FOR GOOD REASON. If the Executive's employment shall be terminated for Cause or the Executive terminates her employment without Good Reason during the Employment Period, this Agreement shall terminate without further obligations to the Executive other than the obligation to pay to the Executive (i) the Accrued Obligations (other than the Pro-Rata Bonus) and (ii) Other Benefits, in each case to the extent theretofore unpaid.

         6. NON-EXCLUSIVITY OF RIGHTS. Except as specifically provided, nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any plan, program, policy or practice provided by the Parent or the Company and for which the Executive may qualify, nor, subject to Section 11(g), shall anything herein limit or otherwise affect such rights as the Executive may have under any contract or agreement with the Company or the Parent. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan, policy, practice or program of or any contract or agreement with the Company or the Parent at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program or contract or agreement except as explicitly modified by this Agreement.

         7. FULL SETTLEMENT. The obligation of the Company and the Parent to make the payments provided for in this Agreement or the Retention Stock Award and otherwise to perform their obligations hereunder shall not be affected by any set off, counterclaim, recoupment, defense or other claim, right or action which the Company or the Parent may have against the Executive or others, except any arising pursuant to Section 9 of this Agreement. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and, such amounts shall not be reduced whether or not the Executive obtains other employment. The Parent agrees to pay, to the full extent permitted by law, all legal fees and expenses which the Executive may reasonably incur as a result of any contest by the Company, the

Parent, the Executive or others of the validity or enforceability of, or liability under any provision of this Agreement or the Retention Stock Award or any guarantee of performance thereof (including as a result of any contest by the Executive about the amount of any payment pursuant to this Agreement), in the event the Executive prevails in such contest, subject to an aggregate maximum of $500,000 for all such contests.

         8. NONCOMPETITION; PROPRIETARY INFORMATION; DEVELOPMENT. (a) While the Executive is employed by the Company or the Parent during the Employment Period and for a period ending on the later of (i) two years after the termination or cessation of such employment during the Employment Period, or (ii) the fourth anniversary of the Effective Date, the Executive will not directly or indirectly: (A) as an individual proprietor, partner, stockholder, officer, employee, director, joint venture, investor, lender, consultant, or in any other capacity whatsoever (other than as the holder of not more than five percent of the combined voting power of the outstanding stock of a publicly-held company, or two percent, as a passive investor, if a non-publicly held entity), develop, design, produce, market or sell (or assist any other person in developing, designing, producing, marketing or selling) products or services competitive with those developed, designed, produced, marketed or sold by the Company or the Parent while the Executive was employed by the Company or the Parent; or (B) recruit, solicit or hire any employee of the Company or the Parent (other than Hamid Ansari), or induce or attempt to induce any employee of the Company or the Parent to terminate his or her employment with, or otherwise cease his or her employment relationship with, the Company or the Parent, provided that it shall not be a violation of this Agreement for the Executive to hire her spouse. Notwithstanding the foregoing, in the event of the acquisition of all or substantially all of the business and or assets of the Company or the Parent, this Agreement may be assigned to the acquiror (as provided in Section 10(c)) and, following such acquisition, the Executive's continuing obligation not to compete shall be limited to the line of business of the Company or the Parent prior to the acquisition which is continued after the acquisition. The scope of such covenant shall not be expanded to include other lines of business, products or services of the entity surviving such acquisition, and if the Company's line of business is terminated following such acquisition, this covenant shall terminate.

         (b) The Executive agrees that all information, whether or not in writing, of a private, secret or confidential nature concerning the business, business relationships or financial affairs of the Company and the Parent (collectively, "Proprietary Information") is and shall be the exclusive property of the Company and the Parent. By way of illustration, but not limitation, Proprietary Information may include inventions, products, processes, methods, techniques, formulas, compositions, compounds, projects, developments, plans, research data, clinical data, financial data, personnel data, computer programs, customer and supplier lists, and contacts at or knowledge of customers or prospective customers of the Company or the Parent. The Executive will not disclose any Proprietary Information to any person or entity other than employees of the Company or the Parent or use the same for any purpose (other than in the performance of her duties as an employee of the Company or the Parent) without written approval by the President and Chief Executive Officer of the Parent, either during or after her employment with the Company, unless and until such Proprietary Information has become public knowledge without fault by the Employee.

         (c) The Executive agrees that all files, letters, memoranda, reports, records, data, sketches, drawings, laboratory notebooks, program listings, or other written, photographic, or other tangible material containing Proprietary Information, whether created by the Executive or others, which shall come into her custody or possession during her employment with the Company or the Parent, shall be and are the exclusive property of the Company and the Parent to be used by the Executive only in the performance of her duties for the Company or the Parent. All such materials or copies thereof and all tangible property of the Company or the Parent in the custody or possession of the Executive shall be delivered to the Company, upon the earlier of (A) a request by the Company or the Parent or (B) termination of her employment. After such delivery, the Executive shall not retain any such materials or copies thereof or any such tangible property.

         (d) The Executive agrees that her obligation not to disclose or to use information and materials of the types set forth in paragraphs (b) and (c) above, and her obligation to return materials and tangible property, set forth in paragraph (c) above, also extends to such types of information, materials and tangible property of customers of the Company or the Parent or suppliers to the Company or the Parent or other third parties who may have disclosed or entrusted the same to the Company or the Parent, or to the Executive; PROVIDED, that such materials would otherwise be described in such paragraphs.

         (e) The Executive will make full and prompt disclosure to the Company and the Parent of all inventions, improvements, discoveries, methods, developments, software, and works of authorship, whether patentable or not, which are created, made, conceived or reduced to practice by her or under her direction or jointly with others during her employment by the Company or the Parent which relate to the business of the Company or the Parent, whether or not during normal working hours or on the premises of the Company or the Parent (all of which are collectively referred to in this Agreement as "Developments"). The Executive agrees to assign and does hereby assign to the Company (or any person or entity designated by the Company or the Parent) all her right, title and interest in and to all Developments and all related patents, patent applications, copyrights and copyright applications; however, this Section 8(e) shall not apply to developments which do not relate to the present or planned business or research and development of the Company or the Parent and which are made and conceived by the Executive not during normal working hours, not on the Company's or the Parent's premises and not using the Company's or the Parent's tools, devices, equipment or Proprietary Information. The Executive understands that, to the extent this Agreement shall be construed in accordance with the laws of any state which precludes a requirement in an employee agreement to assign certain classes of inventions made by an employee, this Section 8(e) shall be interpreted not to apply to any invention which a court rules and/or the Company or the Parent agrees falls within such classes. The Executive also hereby waives all claims to moral rights in any Developments.

         (f) The Executive agrees to cooperate fully with the Company and the Parent, both during and after her employment with the Company and the Parent, with respect to the procurement, maintenance and enforcement of copyrights, patents and other intellectual property rights (both in the United States and foreign countries) relating to Developments. The Executive shall sign all papers, including without limitation, copyright applications, patent applications, declarations, oaths, formal assignments, assignments of priority rights, and powers of attorney, which the Company or the Parent may deem reasonably necessary or desirable in order to protect its rights and interests in any Development. The Executive further agrees that if the Company and the Parent are unable, after reasonable effort, to secure the signature of the Executive on any such papers, any executive officer of the Company or the Parent shall be entitled to execute any such papers as the agent and the attorney-in-fact of the Executive, and the Executive hereby irrevocably designates and appoints each executive officer of the Company and the Parent as her agent and attorney-in-fact to execute any such papers on her behalf, and to take any and all actions as the Company or the Parent may deem necessary or desirable in order to protect its rights and interests in any Development, under the conditions described in this sentence.

         (g) The Executive acknowledges and agrees that: (i) the purposes of the foregoing covenants are to protect the goodwill and Proprietary Information of the Company in connection with the acquisition of the Company by the Parent, and to prevent the Executive from interfering with the business of the Company as a result of or following termination of the Executive's employment with the Company or the Parent during the Employment Period; and (ii) that the foregoing covenants are being given in part in consideration for the consideration being received by the Executive as a result of the transactions contemplated by the Merger Agreement. The parties hereto agree that the Company and the Parent would be damaged irreparably in the event that any provision of this Section 8 was not performed in accordance with its terms or was otherwise breached and that money damages would be an inadequate remedy for any such nonperformance or breach. Accordingly, the Company and the Parent and their successors and assigns shall be entitled, in addition to other rights and remedies existing in their favor, to an injunction or injunctions to prevent any breach or threatened breach of any of such provisions and to enforce such provisions specifically (without posting a bond or other security). The parties hereto acknowledge that the covenants set forth in this Section 8 (except for the duration of the Non-Competition Period) are the standard covenants applicable to other senior executives of the Parent as of the date hereof and that, in the event the scope of the covenants applicable to such senior executives is hereafter modified in a manner that is less restrictive to such executives, this Section 8 shall be modified in the same manner and to the same extent.

         9. DAMAGES (a) Subject to the last sentence of this Section 9, in the event that the Executive's employment hereunder is terminated, on or before January 1, 2003, (i) by the Executive without Good Reason (and other than for death or Disability), or (ii) or by Parent with Cause, the Executive shall, immediately upon demand by Parent at any time thereafter, pay to Parent in cash the amount indicated in the table below (the "Damages Payment"), beneath the column heading "Damages Payment," that is set forth opposite the "Period" in which the date of Executive's termination occurs; PROVIDED, that no Damages Payment will be due for any Termination Date occurring after January 1, 2003.

----------------- --------------------------------------------------------------- -----------------------------------

 PERIOD NUMBER:              PERIOD IN WHICH TERMINATION DATE OCCURS:                      DAMAGES PAYMENT:

----------------- --------------------------------------------------------------- -----------------------------------
----------------- --------------------------------------------------------------- -----------------------------------
          0.      FROM:      Effective Date                                                  $35,000,000.00
                  THROUGH:   The date eighteen (18) months after the Effective
                             Date

----------------- --------------------------------------------------------------- -----------------------------------

          I.      FROM:      The date eighteen (18) months and one (1) day                   $30,000,000.00
                             after the Effective Date
                  THROUGH:   The date nineteen (19) months after the Effective
                             Date

----------------- --------------------------------------------------------------- -----------------------------------




----------------- --------------------------------------------------------------- -----------------------------------

         II.      FROM:      The date nineteen (19) months and one (1) day                   $25,000,000.00
                             after the Effective Date
                  THROUGH:   The date twenty (20) months after the Effective
                             Date

----------------- --------------------------------------------------------------- -----------------------------------

        III.      FROM:      The date twenty (20) months and one (1) day after               $20,000,000.00
                             the Effective Date
                  THROUGH:   The date twenty-one (21) months after the
                             Effective Date

----------------- --------------------------------------------------------------- -----------------------------------

         IV.      FROM:      The date twenty-one (21) months and one (1) day                 $15,000,000.00
                             after the Effective Date
                  THROUGH:   The date twenty-two (22) months after the
                             Effective Date

----------------- --------------------------------------------------------------- -----------------------------------

          V.      FROM:      The date twenty-two (22) months and one (1) day                 $10,000,000.00
                             after the Effective Date
                  THROUGH:   The date twenty- three (23) months after the
                             Effective Date

----------------- --------------------------------------------------------------- -----------------------------------

         VI.      FROM:      The date twenty-three (23) months and one (1) day                $5,000,000.00
                             after the Effective Date
                  THROUGH:   The date twenty- four (24) months after the
                             Effective Date

----------------- --------------------------------------------------------------- -----------------------------------

         (b) The Executive's payment obligations under this Section 9 shall be full recourse, cash obligations and shall initially be secured by a pledge of the number of shares of Parent Common Stock received by the Executive in the Merger set forth on Exhibit C hereto, pursuant to a Pledge Agreement, in the form of Exhibit D hereto (the "Pledge Agreement"), to be entered into by the Executive and the Parent concurrently with the execution and delivery of this Agreement, provided that the Executive shall have the right to substitute cash collateral (including a letter of credit) (the "Collateral") which shall then be subject to the Pledge Agreement. If the net proceeds of the sale of shares subject to the Pledge Agreement or the Collateral (in addition to any other amount of substituted collateral) are insufficient to satisfy the Executive's payment obligation hereunder, the Executive shall be obligated to make up the shortfall out of her other personal assets.

         (c) No damages shall be payable by the Executive and the Pledge Agreement shall terminate in the event the Executive's employment is terminated prior to the expiration of the Employment Period by reason of her death or Disability or by the Executive for Good Reason or by the Company for any reason other than for Cause. The Company agrees that any absence of the Executive from her duties under the Parent's leave of absence policies or the Family Medical Leave Act (with the leave provisions of the Family Medical Leave Act being deemed to be extended from 12 weeks to 16 weeks for purposes of this Agreement) or, with the consent of the Chief Executive Officer of Parent in his discretion, after 16 weeks of prior absence for reasons which are otherwise set forth in the Family Medical Leave Act, shall not be treated by the Parent as a termination of employment by the Executive without Good Reason or as a basis for a termination for Cause and, under such circumstances as such, no liquidated damages shall be payable by the Executive.

         (d) The Damages Payment due hereunder shall be reduced (but never below zero) by the amount of any payment Parent may have already received pursuant to
Section 9 of that certain Employment Agreement, of even date herewith, by and between Hamid Ansari and Parent (the "Other Employment Agreement"). Notwithstanding anything else contained herein, the provisions of this Section 9 shall constitute the Company's and the Parent's sole and exclusive remedy for a termination of the Executive's employment by the Executive in breach of this Agreement, and the Company shall not be entitled to monetary damages for any such termination after January 1, 2003; PROVIDED THAT, nothing herein shall derogate in any way from the provisions of the 2000 Retention Plan attached as Exhibit A hereto or the Release Conditions set forth on the Schedules to that certain Contingency Escrow Agreement of even date herewith.

         10. SUCCESSORS. (a) This Agreement is personal to the Executive and without the prior written consent of the Parent shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

         (b) This Agreement shall inure to the benefit of and be binding upon the Company, the Parent and their respective successors and assigns.

         (c) The Company and the Parent will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company or the Parent to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" and "Parent" shall mean the Company and the Parent as hereinbefore defined and any successor to their respective businesses and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise state.

         11. MISCELLANEOUS. (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

         (b) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                  IF TO THE EXECUTIVE:
                  -------------------

                  At the most recent address on
                  file at the Company.



                  IF TO THE PARENT OR THE COMPANY:
                  -------------------------------

                  Sonus Networks, Inc.
                  5 Carlisle Road
                  Westford, MA  01886
                      Attention:  General Counsel


or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

         (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

         (d) The Company may withhold from any amounts payable under this Agreement such Federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

         (e) The failure by a party to insist upon strict compliance with any provision of this Agreement or the failure to assert any right such party may have hereunder, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

         (f) This Agreement and the provisions contained in it shall not be construed or interpreted for or against any party to this Agreement because that party drafted or caused that party's legal representative to draft any of its provisions.

         (g) From and after the Effective Date this Agreement shall supersede any other employment, severance or change of control agreement between the parties with respect to the subject matter hereof, except as expressly provided herein.

         (h) The Executive represents and warrants to the Company that (a) the execution, delivery and performance of this Agreement by the Executive does not and will not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which the Executive is a party or by which the Executive is bound, (b) other than any agreements with the Company or the Parent and the noncompetition agreement entered into by the Executive with Hewlett Packard, dated as of December 31, 1998, the Executive is not a party to or bound by any employment agreement, noncompetition agreement or confidentiality agreement with any other person or entity, (c) upon the execution and delivery of this Agreement by the Company and subject to the consummation of the Merger, this Agreement shall be the valid and binding obligation of the Executive, (d) this Agreement has been the subject of arm's length negotiations between the parties, (e) the Executive has independently reviewed this Agreement with legal counsel, and (f) the Executive has the requisite experience and sophistication to understand, interpret and agree to the particular language of this Agreement.

         (i) The Company and the Parent hereby represent and warrant that (a) such entity has the authority to enter into this Agreement and (b) upon the execution and delivery of this Agreement by the Company and the Parent and subject to the consummation of the Merger, this Agreement shall be the valid and binding obligation of the Company and the Parent.

         IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and, pursuant to the authorization from their respective Boards of Directors, each of the Company and the Parent has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.



                                                          /s/ Anousheh Ansari
                                                     ---------------------------
                                                           Anousheh Ansari



                                                     SONUS NETWORKS, INC.




                                                     By /s/ Stephen J. Nill
                                                       -------------------------
                                                       Name:
                                                       Title:




                                                     TELECOM TECHNOLOGIES, INC.




                                                     By /s/ Anousheh Ansari
                                                       -------------------------
                                                       Name:
                                                       Title:

SCHEDULE 3(II)

Board of Directors of:

         Children Advocacy Center
         Society of Iranian Professionals
         Technology Business Council (TBC)
         Child Foundation

Other activities lectures/speaking engagements to several different organizations and societies:

         About 2 a month

                                    EXHIBIT C

The number of shares of Parent Common Stock with a "Fair Market Value" (as defined in the Pledge Agreement) equal to $35 million.